UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2008

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CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)
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PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 WINKS LANE, BENSALEM, PA (Address of principal executive offices)		19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to eliminate a significant annual expense with respect to executive compensation, the Board of Directors of Charming Shoppes, Inc. (the “Company”) has determined that the Charming Shoppes, Inc. Supplemental Executive Retirement Plan (the “Plan”) will be discontinued as of December 31, 2008.  On December 17, 2008, the Board of Directors amended the Plan to discontinue retirement credits to the Plan and make other related changes.

Under the amendment, effective December 31, 2008, the Company will cease making retirement credits to the Plan, the interest rate to be credited on participants’ accounts will be reduced to 3.5%, and participants’ accounts will become fully vested.  Participants will be asked to consent to the reduction in the interest rate, and participants will be given an opportunity to elect to receive a distribution of their accounts according to a fixed distribution schedule, which extends over one to three years based on the account balance.  The distributions are structured in a manner that is intended to avoid any loss of tax deduction under section 162(m) of the Internal Revenue Code, and the elections are intended to comply with the transition election rules under section 409A of the Internal Revenue Code.  The interest rate reduction, distribution elections, and accelerated vesting only apply to participants who are currently active employees.

The annual cost to the Company that will be eliminated by the amendment is approximately $1 million, and the total value of the accounts that will be subject to participant elections is approximately $4.1 million.   This change is part of the Company’s overall review of its executive compensation programs.  The discontinuance of the Plan does not affect the Company’s deferred compensation program, which is continuing.

A description of the Plan (prior to the above-described amendments) is set forth in the proxy statement with respect to the Company’s 2008 annual meeting of stockholders held on June 26, 2008.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

99.1	Amendment 2008-1 to Charming Shoppes, Inc. Supplemental Executive Retirement Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Dated: December 19, 2008
By: /S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment 2008-1 to Charming Shoppes, Inc. Supplemental Executive Retirement Plan.

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